Exhibit 23.4

May 11, 2009

Consent of Expert

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 (File No. 333-152020) and related prospectus of B.O.S. Better Online Solutions Ltd.

Variance Economic Consulting Ltd.

By: /s/ Variance Economic Consulting Ltd.

Name: Ram Levy, CPA
Title: Manager